EXHIBIT 10.1

Execution Copy

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), dated as of February 29, 2024, is entered into among Quantum Leap Energy LLC, a Delaware limited liability company (the “Company”), and the persons and entities (each individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS subject to the terms and conditions set forth herein, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company in a private placement offering (the “Offering”), convertible promissory notes of the Company in the maximum aggregate principal amount of US$25,000,000 in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers;

WHEREAS, in conjunction with the anticipated closing of the Offering, ASP Isotopes Inc., the parent corporation of the Company (“ASPI”), has: (1) caused ASP Isotopes UK Limited to enter into a License Agreement, dated as of February 16, 2024, among ASP Isotopes UK Limited, as licensor, and the Company and Quantum Leap Energy Limited (the Company’s UK subsidiary), as licensee, pursuant to which, among other things, the licensee has licensed from ASPI the rights to technologies and methods used to separate Uranium-235 and Lithium-6 (including but not limited to the quantum enrichment and ASP technologies) in exchange for a royalty payment in the amount of 10% of QLE revenues (the “License Agreement”); (2) entered into an EPC Services Framework Agreement, dated as of February 16, 2024, with the Company, pursuant to which, among other things, ASPI has agreed to provide services for the engineering, procurement and construction of one or more turnkey Uranium-235 and Lithium-6 enrichment facilities in locations to be identified by the Company and owned or leased by the Company, and to commission, start-up and test each such facility, in each case subject to the receipt of all applicable regulatory approvals, permits, licenses, authorizations, registrations, certificates, consents, orders, variances and similar rights (the “EPC Services Agreement”); and (3) effective as of February 16, 2024, assigned to the Company certain existing memoranda of understandings between ASPI and certain small modular reactor companies (collectively, the “Assignment”);

WHEREAS, prior to or upon the closing of the Offering, the Company and ASPI, as the Company’s sole equity holder, shall have adopted the Quantum Leap Energy LLC 2024 Equity Incentive Plan (the “2024 EIP”) for the issuance of awards of Common Equity (as defined below) of the Company to employees, officers, directors, managers and consultants of the Company (who may also be employees, officers, directors, and consultants of the ASPI or a subsidiary of the Company) with a share reserve equal to 30% of the number of shares or units of Common Equity deemed outstanding as of the effective date of the 2024 EIP (treating as actually outstanding the shares or units of Common Equity issuable upon conversion of the Company’s convertible notes issued hereunder); and

WHEREAS, Ocean Wall Limited (the “Placement Agent”) will act as the Company’s placement agent in the Offering and will be paid a commission of 5.0% of funds raised from any Purchaser introduced to the Offering that is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S, which will be paid 50% in cash and 50% represented by convertible promissory notes substantially similar to the Notes, and will not be paid any commission on sales of securities to any Purchaser that is a “U.S. Person”.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

1.2 “Common Equity” means the Company’s common equity interests or, if the Company is then a corporation, the Company’s common stock.

1.3 “Conversion Securities” (for purposes of determining the type of Equity Securities issuable upon conversion of the Notes) means:

(a) with respect to a conversion pursuant to Section 4.1, (i) shares of the Common Equity issued in the IPO;

(b) with respect to a conversion pursuant to Section 4.2, (i) shares of the Equity Securities issued in the Next Equity Financing with the same terms and preferences as such issued Equity Securities or (ii) at the Company’s election (if Preferred Equity is issued in the Next Equity Financing), shares of Shadow Preferred in lieu of such Preferred Equity (but not in lieu of any additional securities issued in such Next Equity Financing such as warrants or other Equity Securities of the Company);

(c) with respect to a conversion pursuant to Section 4.3, shares of Common Equity; and

(d) with respect to a conversion pursuant to Section 4.4, shares of Common Equity.

1.4 “Conversion Price” means (rounded to the nearest 1/100th of one cent):

(a) with respect to a conversion pursuant to Section 4.1, the lesser of: (i) the product of (x) 80% and (y) the per share price in the SPAC Combination, the per share public offering price stated on the front cover of the final prospectus for the IPO (before deduction of any underwriting commissions, expenses or other amounts) or the per share reference price in such Direct Listing, as applicable; and (ii) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the IPO;

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(b) with respect to a conversion pursuant to Section 4.2, the lesser of: (i) the product of (x) 80% and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (ii) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;

(c) with respect to a conversion pursuant to Section 4.3, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction; and

(d) with respect to a conversion pursuant to Section 4.4, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to such conversion.

1.5 “Corporate Transaction” means:

(a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets or the exclusive license of all or substantially all of the Company’s material intellectual property;

(b) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(c) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s jurisdiction of formation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

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1.6 “Escrow Agent” means Continental Stock Transfer & Trust Company.

1.7 “Equity Securities” means (a) Common Equity or other class of equity, including Preferred Equity; (b) any securities conferring the right to purchase or otherwise acquire Common Equity, Preferred Equity or any other class of the Company’s equity; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Equity, Preferred Equity or any other class of the Company’s equity.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.9 “Fully Diluted Capitalization” means the number of issued and outstanding units or shares of Common Equity, calculated on an as-converted basis, assuming the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities, including shares of convertible Preferred Equity and all outstanding vested or unvested options or warrants to purchase Common Equity, including any convertible securities such as options or warrants to purchase Common Equity to be issued or granted in connection with any transaction triggering a conversion pursuant to Section 4, but excluding the units or shares of Common Equity issuable upon conversion of any convertible promissory notes of the Company (including the Notes).

1.10 “Maturity Date” means, with respect to each Note issued under this Agreement, five years from the original date of issuance.

1.11 “Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement with the principal purpose of raising capital and from which the Company receives aggregate gross proceeds of not less than US$20 million (excluding, for the avoidance of doubt, the aggregate principal amount of the Notes). For the avoidance of doubt, the following shall not be deemed a “Next Equity Financing”: (i) any securities issued under the 2024 EIP; (ii) any other Notes issued by the Company and (iii) any convertible note financing in which the gross proceeds of the Company does not exceed Three Million Dollars ($3,000,000) (which threshold may be increased by the Requisite Noteholders).

1.12 “Notes” means the one or more promissory notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.13 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.14 “Preferred Equity” means the Company’s preferred equity interests or, if the Company is then a corporation, the Company’s preferred stock, whether now existing or hereafter created (including any convertible Preferred Equity).

1.15 “Registration Rights Agreement” means the registration rights agreement among the Company and the Purchasers, the form of which is attached hereto as Exhibit B.

1.16 “Requisite Noteholders” means the holders of a majority-in-interest of the aggregate principal amount of the Notes.

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1.17 “Shadow Preferred” means a series of Preferred Equity with substantially the same rights, preferences and privileges as the series of Preferred Equity issued in the Next Equity Financing, except that the per share liquidation preference of the Shadow Preferred will equal the Conversion Price calculated pursuant to Section 1.3(a), with corresponding adjustments to any price-based antidilution and/or dividend rights provisions.

1.18 “Transaction Documents” means this Agreement, the Note, the Escrow Agreement and the Registration Rights Agreement.

1.19 “Valuation Cap” means US$80,000,000.

2. Purchase and Sale of Notes. Each Purchaser agrees, severally and not jointly, to purchase at the applicable Initial Closing or Subsequent Closing (as defined below), and the Company agrees to sell and issue to each Purchaser, severally and not jointly, at such Initial Closing or Subsequent Closing, a Note in the principal amount set forth on the Schedule of Purchasers.

3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Notes in exchange for the Consideration paid by each Purchaser (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Placement Agent agree upon orally or in writing. Prior to the Initial Closing, each Purchaser will deliver the Consideration to the Escrow Agent and, at the Initial Closing, upon release of the funds from the Escrow Agent pursuant to a joint instruction by the Company and the Placement Agent under the terms of an escrow agreement among the Escrow Agent, the Company and the Placement Agent (the “Escrow Agreement”), the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

3.2 Subsequent Closings. In any subsequent closing (each a “Subsequent Closing” and, together with the Initial Closing, the “Closings” and the date of such Closing, the “Closing Date”), the Company may sell additional Notes subject to the terms of this Agreement to any purchaser as it and the Placement Agent select; provided that the aggregate principal amount of Notes issued pursuant to this Agreement does not exceed US$25,000,000. Any subsequent purchasers of Notes will become parties to, and will be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and the Placement Agent. The Schedule of Purchasers will be updated to reflect the additional Notes purchased at each Subsequent Closing and the parties purchasing such additional Notes.

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3.3 Conditions to Closing. The obligations of the Purchasers to consummate the purchase of the applicable Notes to be purchased at the applicable Closing, shall be subject to the fulfillment or the Placement Agent’s waiver, at or prior to the applicable Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct as of such Closing Date as if made on and as of such Closing Date (except that any of such representations and warranties speak as of a specific date, in which case such representation or warranty shall be true and correct as of such date only), and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects as of such Closing Date as if made on and as of such Closing Date (except that any of such representations and warranties speak as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date only).

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c) No Actions or Judgments. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of each Closing Date, prevent the issuance or sale of the Notes or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of each Closing Date which would prevent the issuance or sale of the Notes or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(d) No Material Adverse Effect. There shall not have occurred any material adverse effect on (i) the legality, validity or enforceability of this Agreement, the Transaction Documents or any other agreement entered into between the Company and the Purchasers, (ii) a the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the transactions contemplated under the Transaction Documents.

(e) Secretary’s Certificate. The Secretary or an Assistant Secretary (or equivalent officer) of the Company shall have certified (i) the Certificate of Formation and Operating Agreement of the Company as in effect at such Closing, (ii) resolutions of the Board approving the Transaction Documents and the transactions contemplated under the Transaction Documents, and (iii) a good standing certificate for the Company from the Secretary of State of Delaware.

(f) Compliance Certificate. A certificate of the Chief Executive Officer of the Company, dated as of the applicable Closing Date, certifying, in his capacity as Chief Executive Officer of the Company, to the effect that the conditions set forth in Section3.3(a), Section 3.3(b), Section 3.3(c) and Section 3.3(d) have been satisfied.

(g) Delivery of Notes. The Company shall have delivered, or caused to be delivered, to the Placement Agent original executed Notes.

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(h) Material Agreements. The Company shall have delivered to the Placement Agent evidence of (x) execution of the License Agreement; (y) execution of the EPC Services Agreement; and (z) consummation of the Assignment.

4. Conversion. Each Note will be convertible into Conversion Securities pursuant to this Section 4.

4.1 Listing Event. The principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Securities if the Company, a corporate successor to the Company or a holding company established with respect to the Company’s equity securities in connection with any of the following transactions (a “Public Issuer”) consummates (a) a listing of common stock of the Company (or the common equity of the Public Issuer) through acquisition by or merger of such Public Issuer with a special purpose acquisition company (a “SPAC”) listed on the Nasdaq Stock Market or the New York Stock Exchange (a “SPAC Combination”), (b) the sale of shares of Common Equity to the public in the Company’s initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act and in connection with such offering the shares of the Company’s Common Equity are listed for trading on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the board of directors of the Company (an “IPO”), or (c) a direct listing of the Common Equity of the Company (or the common equity securities of the Public Issuer) on the Nasdaq Stock Market or the New York Stock Exchange (a “Direct Listing” and together with a SPAC Combination and a IPO, a “Listing Event”). The number of Conversion Securities the Company (or the Public Issuer) issues upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on a date that is no more than five (5) days prior to the closing of the Listing Event by (y) the applicable Conversion Price.

4.2 Next Equity Financing Conversion. The principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Securities upon the closing of the Next Equity Financing. The number of Conversion Securities the Company issues upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on a date that is no more than five (5) days prior to the closing of the Next Equity Financing by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the holder of each Note in writing of the terms of the Equity Securities that are expected to be issued in the Next Equity Financing. The issuance of Conversion Securities pursuant to the conversion of each Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing (except that, in the event the Equity Securities to be issued in the Next Equity Financing are Preferred Equity with a liquidation preference, the Company may, at its election, issue shares of Shadow Preferred to the Purchaser in lieu of such Preferred Equity but not in lieu of any additional Equity Securities issued with the Preferred Equity in such Next Equity Financing).

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4.3 Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of a Note pursuant to Section 4.1, Section 4.2 or Section 4.4 or the repayment of such Note, at the closing of such Corporate Transaction, the holder of each Note may elect that either: (a) the Company will pay the holder of such Note an amount equal to the sum of (x) all accrued and unpaid interest due on such Note and (y) 1.5 times the outstanding principal balance of such Note; or (b) such Note will convert into that number of Conversion Securities equal to the quotient (rounded up to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on a date that is no more than five (5) days prior to the closing of such Corporate Transaction by (y) the applicable Conversion Price.

4.4 Maturity Conversion. At any time on or after the Maturity Date, at the election of the Requisite Noteholders, each Note will convert into that number of Conversion Securities equal to the quotient (rounded up to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.5 Mechanics of Conversion.

(a) Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Securities pursuant to Section 4.2 may require such Purchaser’s execution of certain agreements relating to the purchase and sale of the Conversion Securities, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). Each Purchaser agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

(b) Certificates. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Securities, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Securities (if certificated), or if the Conversion Securities are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Securities held by such holder. The Company will not be required to issue or deliver the Conversion Securities until the holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of the Notes pursuant to Section 4.1, Section 4.2 and Section 4.3 may be made contingent upon the closing of the Listing Event, Next Equity Financing and Corporate Transaction, respectively.

5. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1 Due Organization; Qualification and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

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5.2 Authorization and Enforceability. All action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms. At each Closing, the Notes will be issued in compliance with all applicable U.S. federal and state securities laws.

5.3 Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated by the Transaction Documents, the issuance and sale of the Notes and the Conversion Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s certificate of formation, operating agreement or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

5.4 Valid Issuance of Conversion Securities. The Conversion Securities to be issued, sold and delivered upon conversion of the Notes have and will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Purchasers in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

5.5 Filings, Consents and Approvals. Neither the Company nor ASPI is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Transaction Documents, other than such filings as are required to be made under applicable state and foreign securities laws (collectively, the “Required Approvals”).

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5.6 No Registration. Assuming the accuracy of the representations and warranties of the Purchasers hereunder and their compliance with their agreements set forth therein, it is not necessary in connection with the issuance and sale of the Notes to the Purchasers to register the offer and sale of the Notes under the Securities Act or to qualify the Notes under the Trust Indenture Act of 1939, as amended.

5.7 No Integration. None of the Company, its Affiliates, or any person acting on its or any of their behalf has, directly or indirectly, solicited any offer to buy, sold or offered to sell any security which is or would be integrated with the sale of the Notes in a manner that would require the offer and sale of the Securities to be registered under the Securities Act.

5.8 Regulation S; No Directed Selling Efforts; Compliance with Offering Restrictions. The Company is not a "reporting issuer," as defined in Rule 902 under the Securities Act. None of the Company, ASPI, their respective Affiliates, nor any person acting on its or any of their behalf has engaged in any directed selling efforts within the meaning of Regulation S; and each of the Company, ASPI, their respective Affiliates and all persons acting on its or any of their behalf has complied with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States. Neither the Company nor ASPI entered into and agrees not to enter into any contractual arrangement with any distributor (as within the meaning of Regulation S) with respect to the offering and sale of the Notes in the United States.

5.9 Capitalization. One Hundred Percent (100%) of the outstanding Equity Securities of the Company is held by ASPI. Other than the Equity Securities held by ASPI and Equity Securities issued or issuable pursuant to the 2024 EIP, there are no other Equity Securities outstanding which would entitle the holder thereof to acquire at any time any Equity Securities, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Equity Securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents. Except as a result of the purchase and sale of the Notes and any awards issued or issuable under the 2024 EIP, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Equity Securities or the capital stock of any subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional Equity Securities or Interests Equivalents or capital stock of any subsidiary. The issuance and sale of the Notes will not obligate the Company or any subsidiary to issue Equity Securities of the Company or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to redeem a security of the Company or such subsidiary. All of the outstanding Equity Securities of the Company are duly authorized and validly issued, have been issued in compliance with all federal and state securities laws, and none of such outstanding Equity Securities was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any member, manager or others is required for the issuance and sale of the Notes. There are no voting agreements or other similar agreements with respect to the Company’s capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s members.

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5.10 Intellectual Property.

(a) The term “Intellectual Property Rights” includes: (1) the name of the Company, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (2) all patents and patent applications; (3) all copyrights in both published works and unpublished works; (4) all rights in mask works; and (5) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints; owned, used, or licensed by the Company as licensee or licensor.

(b) To the Company’s knowledge, the Company and its subsidiaries have, or have rights to use, all Intellectual Property Rights necessary or required for the operation of their respective businesses as currently conducted. Neither the Company nor any of its subsidiaries has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any of its subsidiaries has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not have or reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its directors, officers or managers (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors, officers or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or the Transaction Documents, or that could reasonably be expected to have a Material Adverse Effect.

5.12 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of the Notes has been obtained.

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5.13 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

5.14 Compliance with Anti-Money Laundering Laws. To the Company’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened

5.15 Foreign Corrupt Practices. To the Company’s knowledge, neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, or any subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company) which is in violation of law.

5.16 Office of Foreign Assets Control. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, manager agent, employee of the Company or any of its subsidiaries is a Person that is, or is owned or controlled by a Person that is, currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company, ASPI or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea Region, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, Cuba, Iran, North Korea, Russia and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years the Company or its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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5.17 Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.18 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 6 below, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable U.S. state securities laws. The Company represents and warrants that it has not taken and will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Regulation S outside of the United States. In effecting the Offering, the Company agrees to comply in all material respects with applicable provisions of the Securities Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements).

5.19 Finder’s Fee. The Company represents that, except for the Placement Agent, it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection (directly or indirectly) with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold the Placement Agent and each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6. Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

6.1 Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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6.2 Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes and the Conversion Securities, (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3 Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities, including the risk factors included in Exhibit C hereto. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4 Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5 Investor Status. Each Purchaser, severally and not jointly, hereby represents and warrants, covenants and agrees that:

(a) such Purchaser is not (i) a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) and (ii) purchasing the Notes on behalf of a person in the United States or a U.S. Person;

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(b) neither such Purchaser nor any disclosed principal is a U.S. Person nor are they subscribing for the Notes for the account of a U.S. Person or for resale in the United States and such Purchaser confirms that the Notes have not been offered to such Purchaser in the United States and that this Agreement has not been signed in the United States;

(c) such Purchaser acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(d) such Purchaser and if applicable, the disclosed principal for whom such Purchaser is acting, understands that the Company is the seller of the Notes and underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, such Purchaser and if applicable, the disclosed principal for whom such Purchaser is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Notes or underlying securities other than to a non-U.S. Person;

(e) such Purchaser and if applicable, the disclosed principal for whom such Purchaser is acting, acknowledges and understands that in the event the Notes are offered, sold or otherwise transferred by such Purchaser or if applicable, the disclosed principal for whom such Purchaser is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(f) neither such Purchaser nor any disclosed principal will offer, sell or otherwise dispose of the Notes or the underlying securities in the United States or to a U.S. Person unless (i) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (ii) the SEC has declared effective a registration statement in respect of such securities.

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6.6 Restricted Securities. Each Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the SEC and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available.

6.7 No Public Market. Each Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

6.8 Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser’s signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.

6.9 Foreign Investors. Each Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6.10 No Finder’s Fee. Each Purchaser represents that he, she or it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection (directly or indirectly) with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (other than to the Placement Agent) arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

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7.2 Governing Law Provisions. This Agreement, the Registration Rights Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement or any other Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

7.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

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7.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 7.5).

7.6 Expenses. The Company hereby agrees to pay on each Closing Date, all out-of-pocket expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate; (b) the costs of all mailing and printing of the Transaction Documents and all ancillary documents; (c) the costs of preparing, printing and delivering the Notes; (d) fees and expenses of the Escrow Agent; (e) to the extent approved by the Company in writing, the costs associated with post-Closing advertising of the Offering; (f) the costs associated with one set of bound volumes of the Transaction Documents as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Placement Agent may reasonably request; (g) the fees and expenses of the Company’s and ASPI’s accountants; (h) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (i) fees and expenses of the Placement Agent’s legal counsel up to $75,000 in the aggregate. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on any Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent.

7.7 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 7.8 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

7.9 Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 7.8 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

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7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

7.11 Transfer Restrictions.

(a) “Market Stand-Off” Agreement. Each Purchaser hereby agrees that it will not, if required or requested by the managing underwriter in the IPO or the SPAC Combination (in connection with a listing of Common Stock (or the common equity of a Public Issuer) through acquisition by or merger of such Public Issuer with the SPAC), without the prior written consent of such managing underwriter , during the period commencing on the effective date of the registration statement relating to an IPO or the closing of a SPAC Combination, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for common stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.11(a) will: (w) apply only to the IPO or the SPAC Combination and will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement; (x) not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Purchaser or the immediate family of the Purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value; (y) not apply to the conversion of the Note into equity of the Company and (z) be applicable to the Purchasers only if all officers and directors of the Company are subject to the same restrictions and the Company uses its best efforts to obtain a similar agreement from all stockholders individually or with its Affiliates collectively owning more than 5% of the outstanding Common Stock. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 7.1), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 7.11(a) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 7.11(a) or that are necessary to give further effect thereto.

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In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to each Purchaser’s registrable securities of the Company (and the Company shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Purchaser agrees that a legend reading substantially as follows will be placed on all certificates representing all of such Purchaser’s registrable securities of the Company (and the Company shares or securities of every other person subject to the restriction contained in this Section 7.11(a)):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(b) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 6 and the undertaking set out in Section 7.11(a) of this Agreement and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) such Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) or member (or retired member) of the Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchasers hereunder. Each Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

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(c) Legends. Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

7.12 Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers, managers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

7.13 Acknowledgment. For the avoidance of doubt, it is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock that occur prior to the conversion of the Notes.

7.14 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Agreement and the Notes and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.

7.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:
Quantum Leap Energy LLC

By:	/s/ Paul Mann
Name: Paul Mann
Title: Chief Executive Officer

Address:
1101 Pennsylvania Avenue NW, Suite 300
Washington, DC 20004
Attention: Chief Executive Officer

PURCHASERS:

The Purchasers executing the Purchaser Omnibus Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

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To subscribe for Notes in the private offering of Quantum Leap Energy LLC:

1.	Date and Fill in the principal amount of Notes being purchased and Complete and Sign the Purchaser Omnibus Signature Page of the Convertible Note Purchase Agreement, attached as Annex A.

2.	Initial the Investor Certification attached as Annex B.

3.	Email all forms and then send all signed original documents to:

Blank Rome LLP
200 Crescent Court, Suite 1000
Dallas, TX 75201
Attention: Donald G. Ainscow
Email: donald.ainscow@blankrome.com

4.

If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the Notes you are offering to purchase according to the following instructions:

Bank:	JPMorgan Chase Bank, N.A. 4 NYP, Floor 15 New York, NY 10004

ABA Routing Number:	021000021

Swift Code:	CHASUS33

Account Name:

Short Name:

Account Number:

Reference:	_________________ [insert Purchaser’s name]
Escrow Agent Contact:

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ANNEX A

PURCHASER OMNIBUS SIGNATURE PAGE to

Convertible Note Purchase Agreement and

Registration Rights Agreement

The undersigned, desiring to: (i) enter into the Convertible Note Purchase Agreement, dated as of ___________________, 20241 (the “Convertible Note Purchase Agreement”), between the undersigned, Quantum Leap Energy LLC, a Delaware limited liability company (the “Company”), and the other parties thereto, of which this signature page is attached, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”) between the undersigned, the Company, and the other parties thereto, in or substantially in the form furnished to the undersigned and (iii) purchase a Note of the Company as set forth below, hereby agrees to purchase such Note from the Company and further agrees that upon execution of this signature page, the undersigned shall have been deemed to execute and deliver the Convertible Note Purchase Agreement and the Registration Rights Agreement and shall become a party thereto, with all the rights and privileges appertaining thereto, and shall be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations and warranties section in the Convertible Note Purchase Agreement entitled “Representations and Warranties of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Convertible Note Purchase Agreement and the Registration Rights Agreement.

Dated: , 2024

The Purchaser hereby elects to purchase a US$ _____________ principal amount Note (to be completed by the Purchaser) under the Convertible Note Purchase Agreement.

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

Print Name	Signature

Signature (if Joint Tenants or Tenants in Common)	Name:

Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:
Telephone Number:	Telephone Number:
E-mail Address:	E-mail Address:

________________________

1 Will reflect the Closing Date.  Not to be completed by Purchaser.

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ANNEX B

QUANTUM LEAP ENERGY LLC

INVESTOR CERTIFICATION

For Non-U.S. Person Investors

(all Purchasers who are not a U.S. Person must INITIAL this section):

Initial _______

The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);
B.	a partnership or corporation organized or incorporated under the laws of the United States;
C.	an estate of which any executor or administrator is a U.S. Person;
D.	a trust of which any trustee is a U.S. Person;
E.	an agency or branch of a foreign entity located in the United States;
F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or
H.

a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;
J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and
K.

the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

25

SCHEDULE OF PURCHASERS

26

EXHIBIT A

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance
US$[PRINCIPAL AMOUNT]	[•], 2024

FOR VALUE RECEIVED, Quantum Leap Energy LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of [Purchaser Name] (the “Holder”), the principal sum of US$[Principal Amount], together with interest thereon from the date of this Note. Interest will accrue at the Interest Rate (as defined below). Unless earlier converted into Conversion Securities pursuant to Section 4 of that certain Convertible Note Purchase Agreement dated February 29, 2024, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after the Maturity Date upon demand by the Requisite Noteholders. For purposes hereof “Interest Rate” shall mean (i) for the period beginning on the Date of Issuance and ending on the one year anniversary thereof, 6% per annum and (ii) for the period beginning on the day after the one year anniversary of the Issuance Date and ending on the earlier of the Maturity Date or conversion of this Note, 8% per annum.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the written consent of the Requisite Noteholders, except in the event of a Corporate Transaction (as set forth in Section 4.3 of the Purchase Agreement).

A-1	Form of Note

2. Security. This Note is a general unsecured obligation of the Company.

3. Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Equity Securities at any time.

4. Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Securities or otherwise payable in accordance with the terms of Section 4 of the Purchase Agreement.

5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Requisite Noteholders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and in accordance with Regulation S and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

7. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

8. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal.

A-2	Form of Note

9. Transfer of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

10. Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate, and all principal and unpaid accrued interest shall become immediately due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company);

(iv) the Company fails to observe or perform any covenant or agreement contained in the Notes or in Section 4 of the Purchase Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 business days after notice of such failure sent by the Holder or by any holder of Other Notes to the Company and (B) 10 business days after the Company has become or should have become aware of such failure;

(v) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Company or any of its subsidiaries is obligated (and not covered by clause (vii) below), which would reasonably be expected to have a Material Adverse Effect;

A-3	Form of Note

(vi) any material representation or warranty made by the Company in the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(vii) the Company or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $5,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(viii) any final and non-appealable monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets involving, in the aggregate, a liability (not paid or fully covered by insurance or for which the Company has not set aside adequate reserves on its balance sheet) in an amount in excess of $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 90 calendar days;

(ix) any dissolution, liquidation or winding up by the Company or a material subsidiary of a substantial portion of their business;

(x) permanent cessation of all or substantially all of the business operations of the Company or any of its material operating subsidiaries; or

(xi) the occurrence of an Event of Default under any Other Note.

For purposes hereof “Other Notes” means Notes nearly identical to this Note issued to other Purchasers party to the Purchase Agreement.

A-4	Form of Note

11. Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of the Company for the payment of money and, without limitation to any other remedies of Holder, may be enforced against the Company by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and the Company are parties or which the Company delivered to Holder, which may be convenient or necessary to determine Holder's rights hereunder or the Company's obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

12. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

Quantum Leap Energy LLC

By:
Name:
Title:

A-5	Form of Note